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Exhibit 10.11

                            INDEMNIFICATION AGREEMENT

         THIS AGREEMENT is made as of this 15th day of April 2003, by and between Signal Technology Corporation, a Delaware corporation (the "Corporation"), and __________________ ("Indemnitee").

         WHEREAS, Indemnitee currently serves as a director and/or an officer of the Corporation, and, as such, may be subjected to claims, suits or proceedings arising as a result of such service;

         WHEREAS, the Corporation has agreed to indemnify Indemnitee against expenses and costs incurred by Indemnitee in connection with any such claims, suits or proceedings, in accordance with, and to the fullest extent authorized by, the General Corporation Law of the State of Delaware as it may be in effect from time to time (but, in the case of any such amendment(s), only to the extent it permits a Delaware corporation to provide, as a whole, broader indemnification rights than said law permitted such corporation prior to such amendment(s)) (the "Delaware Law");

         WHEREAS, the Corporation is contemplating a cash merger with STC Merger Co., an indirect wholly-owned subsidiary of Crane Co. (the "Merger");

         WHEREAS, at the effectiveness of the Merger under Delaware Law (the "Effective Time"), the Corporation shall become, by operation of law, the surviving corporation in the Merger (the "Surviving Corporation");

         WHEREAS, for purposes of this Agreement, if the Merger is consummated, all references herein to the Corporation shall mean the Surviving Corporation at and after the Effective Time;

         WHEREAS, certain officers of the Corporation shall continue as officers of the Surviving Corporation after the Merger; and

         WHEREAS, the parties desire to set forth the terms and conditions of such indemnification.

         NOW, THEREFORE, in consideration of the promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         Section 1. Agreement to Indemnify. Subject to Section 8 hereof, the Corporation shall indemnify and hold harmless Indemnitee, to the fullest extent authorized by the Delaware Law, from and against any expenses (including, but not limited to, expenses of investigation and preparation and fees and disbursements of counsel, accountants and other experts), judgments, fines, liability, losses and amounts paid in settlement, actually

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and reasonably incurred by Indemnitee in connection with any threatened, pending or completed action, suit, claim or proceeding (hereinafter, a "proceeding"), including affirmative defenses raised therein, whether civil, criminal, administrative or investigative, by reason of the fact that Indemnitee is or was a director or officer of the Corporation, or, after the Effective Time, shall serve at the specific request of the Corporation as a director, officer, employee, fiduciary or agent of another corporation, partnership, joint venture, trust or other enterprise, and whether or not the cause of such proceeding occurred before or after the date of this Agreement. Notwithstanding the foregoing, except as provided in Section 7 hereof, the Corporation shall indemnify Indemnitee in connection with a proceeding (or part thereof) initiated by Indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. For purposes of this Agreement, the terms "corporation," "other enterprise," "fines" and "serving at the request of the corporation" shall have the meanings provided in Section 145 of the Delaware
Law.

         Section 2. Procedure for Indemnification. Any indemnification under
Section 1 of this Agreement or advance of expenses under Section 5 of this Agreement shall be made promptly, and in any event within 20 days, upon the written request of Indemnitee. If the Corporation fails to respond within 60 days of a written request for indemnity, the Corporation shall be deemed to have approved the request. If the Corporation denies a written request for indemnification or advancement of expenses, in whole or in part, or if payment in full pursuant to such request is not made within the time periods set forth in this Section 2, the right to indemnification or advances as granted by this Agreement shall be enforceable by Indemnitee in any court of competent jurisdiction. Indemnitee's costs and expenses incurred in connection with successfully establishing his right to indemnification, in whole or in part, in any such action shall also be indemnified by the Corporation, in accordance with
Section 7 of this Agreement. Except as set forth in the second sentence of this
Section 2, it shall be a defense by the Corporation to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any, has been tendered to the Corporation) that Indemnitee has not met the standard of conduct which make it permissible under Delaware Law, as determined in accordance with Delaware Law, for the Corporation to indemnify Indemnitee for the amount claimed, but the burden of proving such defense, by a preponderance of evidence, shall be on the Corporation and Indemnitee shall be presumed to have acted in accordance with such standard unless it shall be so shown that Indemnitee has not met such standard. The failure of the Corporation to have made a determination prior to the commencement of any such action that indemnification of Indemnitee is proper because the applicable standard of conduct has been met shall not be a defense to such action or create a presumption that Indemnitee has not met the applicable standard of conduct.

         Section 3. Notice to Corporation. Indemnitee shall notify the Corporation in writing of any matter with respect to which Indemnitee intends to seek indemnification hereunder as soon as reasonably practicable following the receipt by Indemnitee of written notice thereof; provided, that a delay in notifying the Corporation shall not

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constitute a waiver by Indemnitee of his rights hereunder except to the extent that the Corporation is materially prejudiced thereby.

         [Section 4. Control of Defense. Indemnitee shall control the defense (including the selection of qualified counsel) of any proceeding against him which may give rise to a right of indemnification hereunder; provided, however, that if any insurance carrier which shall have supplied any directors' and officers' insurance coverage shall be willing to conduct such defense without any reservation as to coverage, then, unless on written application by Indemnitee concurred with by the Board of Directors of the Corporation, Indemnitee and the Board of Directors deem it undesirable, such insurance carrier shall select counsel to conduct such defense. Indemnitee shall conduct the defense of any such proceeding in good faith and with diligence. Indemnitee shall timely notify the Corporation of any significant developments in the proceeding and any significant decisions to be made in respect thereto. Indemnitee shall give the Corporation the opportunity to participate in (at the Corporation's expense), and shall actively cooperate with the Corporation in, the defense and (subject to Section 6 below) the settlement or compromise of any such proceeding.

         Section 5. Expenses. In the event of any proceeding against Indemnitee which may give rise to a right of indemnification pursuant to this Agreement, following a written request to the Corporation by Indemnitee, the Corporation shall advance to Indemnitee amounts equal to reasonable expenses incurred by Indemnitee in defending such proceeding in advance of the final disposition thereof upon receipt of (i) an undertaking in the form attached hereto as Exhibit A by or on behalf of Indemnitee to repay such amount if it shall ultimately be determined by final judgment of a court of competent jurisdiction that he or she is not entitled to be indemnified by the Corporation hereunder, and (ii) satisfactory documentation as to the amount of such expenses. Indemnitee's written certification together with a true and correct copy of the statement paid or agreed to be paid by Indemnitee shall constitute satisfactory documentation for purposes of subparagraph (ii) hereof.

         Section 6. Settlement. Indemnitee shall not settle or compromise any proceeding covered by this Agreement without first obtaining written consent to such settlement or compromise from the Corporation, which consent in no event shall be unreasonably withheld or delayed. In the event that the Corporation unreasonably withholds or delays such consent and, as a direct result, the aggregate liability of the Corporation exceeds the limitation set forth in
Section 8 hereof, such limitation shall not apply to such proceeding.

         Section 7. Collection Costs. In the event that Indemnitee is required to bring any action to enforce rights or to collect amounts due under this Agreement and is successful in such action, the Corporation shall reimburse Indemnitee for all of Indemnitee's costs and expenses in bringing and pursuing such action.

         Section 8. Limitations on Indemnification and Expenses. Notwithstanding anything in this Agreement to the contrary (other than Section 6 hereof), the aggregate liability of the Corporation under this Agreement (other than any liability under Section 7

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hereof) shall in no event exceed (x) the amount of ten million dollars
($10,000,000) less (y) the aggregate amount incurred by the Corporation from the date of this Agreement through the date of determination in respect of indemnification and expense obligations to Indemnitee and the other individuals listed on Exhibit B to this Agreement. For the avoidance of doubt, Indemnitee acknowledges and agrees that (i) the Corporation is entering into an agreement with each of the individuals listed on Exhibit B to this Agreement (each of whom is an officer and/or director of the Corporation on the date of this Agreement) in the form hereof, (ii) the aggregate liability of the Corporation in respect of indemnification and expense obligations to all such individuals (other than any liability under Section 7 hereof) shall in no event exceed ten million dollars ($10,000,000) (except as set forth in Section 6 hereof) and (iii) this Agreement, unless earlier terminated pursuant to Section 9 hereof, shall immediately and automatically terminate on the date that the aggregate liability of the Corporation incurred in respect of indemnification and expense obligations to such individuals (other than any liability under Section 7 hereof) equals ten million dollars ($10,000,000) (except as set forth in Section 6 hereof). Upon the termination of this Agreement pursuant to this Section 8, the Corporation shall have no further liabilities or obligations hereunder, other than any liability under Section 7 hereof and except as set forth in
Section 6 hereof.

         Section 9. Termination. This Agreement shall automatically terminate upon the sixth (6th) anniversary of the date hereof. Upon a termination of this Agreement pursuant to this Section 9, the Corporation shall have no further obligations or liabilities hereunder except in respect of proceedings that were commenced but not concluded prior to the termination hereof but subject in all cases to the limitation set forth in Section 8 hereof. Any unsatisfied undertaking of Indemnitee to repay expenses advanced pursuant to Section 5 hereof shall survive such termination.

         Section 10. Exclusive Rights. Indemnitee hereby acknowledges and agrees that the indemnification rights and the rights to payment of expenses granted to Indemnitee under this Agreement are the sole and exclusive rights of Indemnitee to indemnification and/or payment of expenses by the Corporation or any of its subsidiaries or affiliates. Indemnitee hereby irrevocably waives any and all rights (other than those set forth in this Agreement) that Indemnitee has or is alleged to have against the Corporation for indemnification and/or payment of expenses, whether such rights arose or are alleged to have arisen under contract (written or oral), statute (other than as required under Delaware Law), course of dealing, custom or otherwise. Indemnitee hereby acknowledges and agrees that this Agreement supersedes and replaces any prior agreements, whether oral or written, it had with the Corporation and further acknowledges that he is not entitled to any rights or benefits of indemnification from Crane Co. (except as provided in the Crane Co. Guarantee attached hereto) or the Surviving Corporation (other than as successor to the Corporation's obligations under this Agreement following the Merger). Notwithstanding the foregoing, nothing herein is intended or shall have the effect of limiting the provisions of Article 10 of the Corporation's current Certificate of Incorporation (relating to limiting the personal monetary liability of a director).

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         Section 11. Successors and Assigns. The rights granted to Indemnitee hereunder shall inure to the benefit of Indemnitee, his personal representatives, heirs, executors, administrators and beneficiaries, and this Agreement shall be binding upon the Corporation, its successors and assigns.

         Section 12. Miscellaneous. This Agreement and the rights and obligations of the parties hereunder shall be governed by the internal laws, and not the laws of conflict of laws, of the State of Delaware. The captions used in this Agreement are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit, characterize or affect in any way any of the provisions of this Agreement, and all of the provisions of this Agreement shall be enforced and construed as if no captions had been used in this Agreement. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same instrument. No amendment, modification or alteration of the terms or provisions of this Agreement or the Exhibits hereto shall be binding unless the same shall be in writing and duly executed by the parties hereto. Any provision of this Agreement may be waived if, and only if, such waiver is in writing and signed by the party against whom the wavier is to be effective. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

         IN WITNESS WHEREOF, the parties hereto have executed this Indemnification Agreement as of the date first above written.

                                      SIGNAL TECHNOLOGY CORPORATION

                                      By:_________________________________

                                      Name:_______________________________

                                      Title:______________________________

                                            ___________________________________
                                                         Indemnitee

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                                    EXHIBIT A

                    FORM OF EXPENSE REIMBURSEMENT UNDERTAKING

         THIS UNDERTAKING has been entered into by _____________ (hereinafter "Indemnitee") pursuant to an Indemnification Agreement, dated ________ ___, 2003 (the "Indemnification Agreement"), between Signal Technology Corporation, a Delaware corporation (the "Corporation"), and Indemnitee.

                                   WITNESSETH:

         WHEREAS, pursuant to the Indemnification Agreement, the Corporation has agreed to pay expenses incurred by Indemnitee in connection with any pending, threatened or completed proceeding (within the meaning of the Indemnification Agreement) against Indemnitee, whether civil, criminal, administrative or investigative, by reason of the fact that Indemnitee is or was a director or officer of the Corporation, or, after the Effective Time (within the meaning of the Indemnification Agreement), shall serve at the specific request of the Corporation as a director, officer, employee, fiduciary or agent of another corporation, partnership, joint venture, trust or other enterprise; and

         WHEREAS, such a proceeding has arisen against Indemnitee and Indemnitee has notified the Corporation thereof in accordance with the terms of Section 3 of the Indemnification Agreement (hereinafter the "Proceeding").

         NOW, THEREFORE, Indemnitee hereby agrees that in consideration of the Corporation's advance payment of Indemnitee's expenses incurred prior to a final disposition of the Proceeding, Indemnitee hereby undertakes to reimburse the Corporation for any and all expenses paid by the Corporation on behalf of Indemnitee prior to a final disposition of the Proceeding in the event that Indemnitee is determined to be required to repay such amounts to the Corporation pursuant to the Indemnification Agreement; provided, that if Indemnitee is entitled to indemnification for some or a portion of such expenses, Indemnitee's obligation to reimburse the Corporation shall only be for those expenses for which Indemnitee is determined to be required to so repay. Such reimbursement or arrangements for reimbursement by Indemnitee shall be consummated within thirty
(30) days after a determination that Indemnitee is so required to repay such amounts to the Corporation pursuant to the Indemnification Agreement.

         Further, Indemnitee agrees to cooperate with the Corporation concerning such Proceeding.

         IN WITNESS WHEREOF, the undersigned has set his hand this _______ day of ________, 200__.

                                                     INDEMNITEE

                                                     __________________________

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                                    EXHIBIT B

             LIST OF OFFICERS AND DIRECTORS WHO WILL GET AGREEMENTS

GEORGE LOMBARD
ROBERT NELSEN
CARLA FLAKNE
ROGER FELDMAN
GENE JOLES
DAVID PARKER
THOMAS CASALE
JOSEPH MERSEREAU
JOHN COTUMACCIO
HARVEY C. KRENTZMAN
BERNIE O'SULLIVAN
JOSEPH SCHNEIDER
LARRY HANSEN
THOMAS SKELLY
THOMAS McINERNEY

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                               CRANE CO. GUARANTEE

         Subject to the occurrence of the Effective Time (as defined in the Indemnification Agreement to which this Guaranty is attached (the "Indemnification Agreement")), from and after the Effective Time, Crane Co., a Delaware corporation, hereby guarantees the obligations of the Surviving Corporation (as defined in the Indemnification Agreement) under the Indemnification Agreement, subject, in all cases, to the terms, provisions and limitations (including Sections 8 and 9) of the Indemnification Agreement. By way of clarification and amplification, the aggregate liability of Crane Co. and the Surviving Corporation to Indemnitee under the Indemnification Agreement and all other indemnitees listed on Exhibit B to such Agreement shall be $10,000,000 (other than any liability under Section 7 of the Indemnification Agreement and except as set forth in Section 6 of the Indemnification Agreement).

         Intending to be legally bound hereby, Crane Co. has executed this Guarantee by its duly authorized officer on this 16th day of April 2003.

                                          CRANE CO.

                                          By:_________________________________

                                          Name:_______________________________

                                          Title:______________________________